As filed with the U.S. Securities and Exchange Commission on October 27, 2020 under the Securities Act of 1933, as amended.
No. 333-248551

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 5
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Bluescape Opportunities Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1547348
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
200 Crescent Court, 19th Floor
Dallas, Texas 75201
(469) 398-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. John Wilder
Chairman and Chief Executive Officer
200 Crescent Court, 19th Floor
Dallas, Texas 75201
(469) 398-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:
Christian O. Nagler Brooks W. Antweil Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 11017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	66,125,000 units	$10.00	$661,250,000	$72,142.37
Class A ordinary shares included as part of the units(3)	66,125,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	33,062,500 warrants	—	—	—(4)
Total			$661,250,000	$72,142.37(5)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(2)
Includes 8,625,000 units, consisting of 8,625,000 Class A ordinary shares and 4,312,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends, or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Bluescape Opportunities Acquisition Corp. is filing this Amendment No. 5 to its registration statement on Form S-1 (File No. 333-248551) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.
Exhibits and Financial Statement Schedules.

(a)   The Exhibit Index is incorporated herein by reference.
EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association.**
3.2	Form of Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Ordinary Share Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Kirkland & Ellis LLP.*
5.2	Opinion of Maples and Calder, Cayman Islands Legal Counsel to the Registrant.**
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor, ZP Master Utility Fund, Ltd. and the Holders signatory thereto.**
10.3	Form of Private Placement Warrants Purchase Agreement among the Registrant, the Sponsor and ZP Master Utility Fund, Ltd.**
10.4	Form of Indemnity Agreement.**
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.**
10.6	Promissory Note, dated as of July 13, 2020, between the Registrant and the Sponsor.**
10.7	Securities Subscription Agreement, dated July 13, 2020, between the Registrant and the Sponsor.**
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.**
10.9	Forward Purchase Agreement between the Registrant and Bluescape Sponsor LLC.**
10.10	Forward Purchase Agreement between the Registrant and ZP Master Utility Fund, Ltd.**
23.1	Consent of Marcum LLP.**
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*
23.3	Consent of Maples and Calder (included on Exhibit 5.2).**
24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement).**

*
Filed herewith.

**
Previously filed.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on the 27th day of October, 2020.
BLUESCAPE OPPORTUNITIES ACQUISITION CORP.
By:	/s/ C. John Wilder
Name: C. John Wilder
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ C. John Wilder C. John Wilder	Chairman and Chief Executive Officer (Principal Executive Officer)	October 27, 2020
* Lillian Meyer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 27, 2020
* Jonathan Siegler	Director, President and Chief Operating Officer	October 27, 2020
* Curtis Hébert, Jr.	Director	October 27, 2020
* Graham van’t Hoff	Director	October 27, 2020
* Duncan Palmer	Director	October 27, 2020
*By: /s/ C. John Wilder C. John Wilder Attorney-in-Fact

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